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                                                                    EXHIBIT 4.11


                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT is made and entered into this 20th day of March, 1998, by and between ATLANTIC PREMIUM BRANDS, LTD., a Delaware corporation (hereinafter referred to as "Pledgor"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter referred to as "Lender").


                              W I T N E S S E T H:


         WHEREAS, Pledgor and Lender have entered into a certain Loan and Security Agreement dated March 20, 1998 (hereinafter, together with all amendments thereto, the "Loan Agreement"), pursuant to which Lender may make loans or extend financial accommodations to or for the benefit of Pledgor ("Loans"); and

         WHEREAS, to secure the Loans, Pledgor has granted a security interest in and lien upon all or substantially all of its property; and

         WHEREAS, a condition to the making of the Loans is Pledgor's pledge to Lender of all of the capital stock of CARLTON FOODS CORP., a Delaware corporation (hereinafter the "Company") as security for the Loans and all other liabilities and obligations of Pledgor and Company to Lender of every kind and description, whether arising under the Loan Agreement or under any other instrument or agreement evidencing or securing all or any part of the Loans or other liabilities (hereinafter jointly called, together with all amendments thereto, the "Loan Documents");

         NOW, THEREFORE, for and in consideration of the sum of $10.00 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Loans and all other liabilities of Pledgor and Company to Lender, Pledgor agrees as follows:

                  1. PLEDGE. Pledgor hereby pledges, mortgages, assigns, transfers, sets over and delivers to Lender, and grants to Lender a security interest in, 100 shares of the capital stock of Company, evidenced by stock certificate number(s) 1 and all options for the purchase of shares of the capital stock of Company (such shares of capital stock being hereinafter called "Stock"), herewith delivered to Lender accompanied by stock powers ("Powers") duly executed in blank, with signatures properly guaranteed, and the proceeds thereof (said Stock and Powers hereinafter collectively called the "Collateral") as security for the payment of all liabilities and obligations of Pledgor to Lender of every kind and description, whether now existing or hereafter arising and whether fixed or contingent, secured or unsecured, joint or several, due



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or to become due and whether arising under the Loan Agreement or otherwise
(jointly hereinafter called the "Obligations").

         Lender shall have no duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other parties, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

                  2. VOTING RIGHTS. During the term of this Agreement, and so long as there shall not occur any event of default under any of the Loan Documents (any such event of default being herein referred to as "Event of Default"), Pledgor shall have the right to vote all or any portion of the Stock on all corporate questions for all purposes not inconsistent with the terms of this Agreement or the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, Lender shall be entitled to exercise all voting powers pertaining to the Collateral, and any and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever. To that end, if Lender transfers all or any portion of the Collateral into its name or the name of its nominee, Lender shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Collateral.

                  3. COLLECTION OF DIVIDEND PAYMENTS. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all sums payable by Company on account of any of the Collateral except as otherwise provided in the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the Obligations in consequence thereof, all sums payable by Company on account of any of the Collateral shall be paid to Lender and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Lender and shall be forthwith turned over to Lender for application by it to the Obligations in such order of application as Lender in its sole discretion elects.

                  4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor warrants and represents that: Pledgor is the legal and beneficial owner of the Collateral; all of the shares of the Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any liens, charges or encumbrances except for Lender's security interest hereunder and such security interests as Lender has heretofore consented to in writing; the Stock constitutes all of the issued and outstanding capital stock of the Company; there are no restrictions upon the voting rights or upon the transfer of any of the Collateral other than as may appear on the face of the certificates evidencing the Stock; Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral without the consent of any other party and free of any encumbrances and applicable restrictions imposed by any governmental agency or regulation; and the execution, delivery and performance by Pledgor


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of this Agreement and the exercise by Lender of its rights and remedies hereunder do not and will not result in the violation of any agreement, indenture or instrument or any license, judgement, decree, order, law, statute or other governmental rule or regulation, including, without limitation, any federal or state laws or regulations governing the sale or exchange of securities.

                  5. AFFIRMATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will: warrant and defend at its own expense Lender's right, title, special property and security interest in and to the Collateral against the claims of any person or entity; promptly deliver to Lender all written notices, and will promptly give written notice to Lender of any other notices, received by Pledgor with respect to the Collateral; and deliver to Lender promptly to hold under this Agreement any shares of the capital stock of the Company acquired by Pledgor by virtue of the exercise of any stock options included within the Collateral.

                  6. NEGATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will not sell, convey or otherwise dispose of any of the Collateral or any interest therein; incur or permit to be incurred any pledge, lien, charge, or encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than the security interest created hereby and such security interests as Lender has heretofore consented to in writing; or permit the Company to issue any new stock.

                  7. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Lender may, at any time that an Event of Default exists, at its option and without notice to Pledgor, transfer or register the Collateral or any portion thereof into its or its nominee's name with or without any indication that such Collateral is subject to the security interest hereunder.

                  8. STOCK ADJUSTMENTS. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Company, or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by Lender under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

                  9. WARRANTS, OPTIONS AND RIGHTS. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, then such warrants, rights and options shall be immediately assigned by


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Pledgor to Lender and all new stock or other securities so acquired by Pledgor shall be immediately assigned to Lender to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

                  10. REGISTRATION. If Lender is required to register under or otherwise comply in any way with the Securities Act of 1933 or any similar Federal or State Law with respect to the securities included in the Collateral prior to sale thereof by Lender, then upon or at any time after the occurrence of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the opinion of Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorney's fees and accountant's fees and expenses, in connection therewith.

                  11. CONSENT. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Obligations may be exchanged, surrendered, or released, and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement and under the Loan Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

                  12. REMEDIES UPON DEFAULT. Upon and after the occurrence of any Event of Default, Lender shall have, in addition any other rights given by law or the rights given hereunder or under the Loan Documents, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia. In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into Lender's possession or custody, Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in paragraph 18 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Collateral and, if permitted by applicable law, buy at any private sale thereof.


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Pledgor will pay to Lender on demand all expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Collateral, including, without limitation, taxes, assessments, security interests, liens or encumbrances upon the Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Collateral. In connection with any sale of Collateral by Lender, Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including, if required, Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that Lender may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than four (4) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Collateral.

                  13. TERM. This Agreement shall become effective only when accepted by Lender and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Documents are terminated and all of the Obligations have been fully paid and satisfied, at which time this Agreement shall terminate and Lender shall deliver to Pledgor, at Pledgor's expense, such of the Collateral as shall not have been sold or otherwise applied pursuant to this Agreement.

                  14. DEFINITIONS. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate.

                  15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Pledgor and its administrators, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

                  16. CONSTRUCTION AND APPLICABLE LAW. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by, construed under, and enforced in accordance with, the internal laws of the State of Georgia.

                  17. FURTHER ASSURANCES. Pledgor agrees that it will cooperate with Lender and will upon Lender's request execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments, and documents, and will take all such other action as Lender may reasonably request from time to time in order to carry out the provisions and


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purposes hereof, including, without limitation, delivering to Lender, if requested by Lender upon or after the occurrence of an Event of Default and Lender's acceleration of the Obligations in consequence thereof, irrevocable proxies with respect to the Stock in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Lender or its nominee to vote all shares of the Stock then registered in Pledgor's name.

                  18. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications required or permitted under this Agreement or applicable law shall be in writing and shall be deemed to have been validly served, given, delivered, made and received when delivered against receipt or four (4) business days after deposit in the mail, postage prepaid, or in the case of a telecopy notice, when received at that office of the noticed party as follows:

         If to Pledgor:             Atlantic Premium Brands, Ltd.
                                    Suite 370
                                    650 Dundee Road
                                    Northbrook, Illinois  60062
                                    Attention: President

                                    With a copy to:

                                    Tom D. Wippman, P.C.
                                    c/o Sterling Capital, Ltd.
                                    Suite 370
                                    650 Dundee Road
                                    Northbrook, Illinois  60062
                                    Attention: Tom D. Wippman, Esq.

         If to Lender:              Fleet Capital Corporation
                                    Suite 800
                                    300 Galleria Parkway
                                    Atlanta, Georgia  30339
                                    Attention: Loan Administration

                                    With a copy to:

                                    Parker, Hudson, Rainer & Dobbs
                                    1500 Marquis Two Tower
                                    285 Peachtree Center Avenue, N.E.
                                    Atlanta, Georgia  30303
                                    Attention:  C. Edward Dobbs, Esq.

         Either party may change the address to which notices are to be sent to it by giving written notice of such changed address to the other party in the manner prescribed by this Section. Notice given in any other manner shall nevertheless be effective as to the noticed party on the date actually received by such notice party.


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                  19. PARAGRAPH HEADINGS. The paragraph headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  20. LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby constitutes and appoints Lender, with full power of substitution, Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Lender shall have the power to arrange for the transfer, upon or at any time after the occurrence of an Event of Default, of the Collateral on the books of the Company to the name of and Lender's acceleration of the Obligations in consequence thereof, Lender or Lender's nominee. Pledgor agrees to indemnify and save Lender harmless from and against any liability or damage which Lender may incur, in good faith and without gross negligence, in the exercise or performance of any of Lender's powers and duties specifically set forth herein.

                  21. USE OF LOAN PROCEEDS. Pledgor hereby represents and warrants that the loan proceeds heretofore and hereafter received by it under the Loan Agreement are not for the purpose of purchasing, or enabling any other person or entity to reduce or retire indebtedness which was originally incurred to purchase, any "margin security" as that term is defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

                  22. WAIVERS. PLEDGOR HEREBY WAIVES: NOTICE OF ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY LENDER TO COMPANY; THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH THE PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.




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         IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this
Agreement, on the day and year first above written.


                                            PLEDGOR:
                                            --------
ATTEST:                                     ATLANTIC PREMIUM BRANDS, LTD.


/s/ TOM D. WIPPMAN                          By: /s/ MERRICK M. ELFMAN
-------------------------                       -----------------------
Tom D. Wippman, Secretary                   Merrick M. Elfman, Chairman
[CORPORATE SEAL]

                    (Signatures continued on following page)


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Accepted and agreed to
in Atlanta, Georgia, this
20th day of March, 1998

LENDER:

FLEET CAPITAL CORPORATION



By: /s/ ROLAND ROBINSON
   ----------------------

Title: Vice President
      -------------------



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